                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]


Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                                PMR CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 PMR CORPORATION
                        501 Washington Street, 5th Floor
                           San Diego, California 92103

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MARCH 5, 1998

TO THE STOCKHOLDERS OF PMR CORPORATION:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of PMR CORPORATION, a Delaware corporation (the "Company"), will be held on Thursday, March 5, 1998 at 10:00 a.m. local time at 501 Washington Street, 5th Floor, San Diego, California 92103 for the following purpose:

1. To approve an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 10,000,000 to 19,000,000 shares and to clarify certain provisions thereof.

2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on January 8, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at this Special Meeting and at any adjournment or postponement thereof.


                                        By Order of the Board of Directors

                                        /s/ Allen Tepper
                                        -----------------------------------
                                        Allen Tepper, Chairman of the Board
                                        and Chief Executive Officer

San Diego, California
February 2, 1998


     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                 PMR CORPORATION
                        501 Washington Street, 5th Floor
                           San Diego, California 92103

                                 PROXY STATEMENT
                       FOR SPECIAL MEETING OF STOCKHOLDERS

                                  MARCH 5, 1998

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL


     The enclosed proxy is solicited on behalf of the Board of Directors of PMR Corporation, a Delaware corporation (the "Company"), for use at the Special Meeting of Stockholders to be held on March 5, 1998, at 10:00 a.m. local time (the "Special Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting. The Special Meeting will be held at the Company's offices at 501 Washington Street, 5th Floor, San Diego, California 92103. The Company intends to mail this proxy statement and accompanying proxy card on or about February 2, 1998 to all stockholders entitled to vote at the Special Meeting.


SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on January 8, 1998 will be entitled to notice of and to vote at the Special Meeting. At the close of business on January 8, 1998 the Company had outstanding and entitled to vote 6,925,819 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Abstentions and broker non-votes will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 501 Washington Street, 5th Floor, San Diego, California 92103, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

SHAREHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company not later than May 13, 1998 in order to be included in the proxy statement and proxy relating to that Annual Meeting. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to director nominations.



                                   PROPOSAL 1

         APPROVAL OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION

     The Board of Directors has adopted, subject to stockholder approval, an Amended and Restated Certificate of Incorporation (the "Amendment") to amend and replace the Company's Restated Certificate of Incorporation (the "Restated Certificate"). The Amendment is proposed to (i) increase the Company's authorized number of shares of Common Stock and (ii) to clarify certain provisions of the Restated Certificate relating to the Board of Directors' authority to issue preferred stock, the limitation of directors' personal liability under the Delaware General Corporation Law (the "DGCL") and indemnification of officers, directors, employees and agents of the Company. The proposed form of Amendment is attached hereto as Appendix A. Please review carefully Appendix A in conjunction with this proxy statement.

A.   INCREASE OF AUTHORIZED SHARES OF COMMON STOCK FROM 10,000,000 TO
     19,000,000.

     The Restated Certificate currently authorizes the Company to issue 10,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. As of January 8, 1998, the Company had 6,925,819 shares of issued and outstanding Common Stock, 1,518,255 shares of Common Stock reserved for issuance upon exercise of various outstanding stock options (including options issued or issuable under the Company's stock option plans) and 138,000 shares of Common Stock reserved for issuance upon exercise of various outstanding warrants. The Board of Directors believes that the Company's authorized shares of Common Stock should be increased and the Board has approved the Amendment to increase the number of authorized



                                       2.

shares of Common Stock to 19,000,000. The Amendment will make no change in the authorized number of shares of Preferred Stock.

     The additional Common Stock to be authorized by adoption of the Amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the Amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. If the Amendment is adopted, it will become effective upon filing of the Amendment with the Secretary of State of the State of Delaware.

     The Board of Directors desires to have additional shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used, without further stockholder approval, for various purposes including, without limitation, raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies and expanding the company's business or service offerings through the acquisition of other businesses.

     The additional shares of Common Stock that would become available for issuance if the proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of the proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

     Under the Company's Restated Certificate, no stockholder is entitled to preemptive rights in respect of any future issuances of capital stock. In addition, the Company does not presently contemplate seeking stockholder approval for any future issuances of capital stock unless required to do so by an obligation imposed by applicable law, a regulatory authority or a third party.

B.   CLARIFICATION OF CERTAIN PROVISIONS OF THE RESTATED CERTIFICATE.

     If adopted, the Amendment would also modify the Restated Certificate to clarify certain provisions therein relating to the issuance of Preferred Stock, the limitation of directors' personal liability and indemnification of agents. The nature of the clarifying provisions are described below and should be read in conjunction with Appendix A. The Board of Directors does not view any of the clarifying amendments as having a substantial effect on the interests of stockholders. Rather, the Board has proposed the clarifying amendments in order to better reflect the original intent of those provisions in the Restated Certificate.



                                       3.

         Article V of the Restated Certificate currently provides that the Company is authorized to issue up to 1,000,000 shares of Preferred Stock, including up to 200,000 shares of Series A Convertible Preferred Stock. There are currently no issued and outstanding shares of Preferred Stock. In addition, the Restated Certificate currently provides that the Board of Directors may fix the rights, powers, preferences, qualifications, limitations or restrictions of Preferred Stock. The Amendment would eliminate the specific reference to Series A Convertible Preferred Stock and would clarify that up to 1,000,000 shares of Preferred Stock may be issued by the Company in one or more series, with the rights, powers, preferences, qualifications, limitations or restrictions as determined by the Board, and in amounts within a series as determined by the Board.

     Article VII of the Restated Certificate currently provides for the limitation of the directors' personal liability under the DGCL. The Amendment would clarify the scope of such limitation to provide that the personal liability of directors shall be further eliminated or limited consistent with any subsequent changes in the DGCL.

     Article VIII of the Restated Certificate currently provides that the Company may indemnify persons to the fullest extent permitted by the DGCL. The Amendment would clarify the indemnification provisions to more fully describe the class of persons who may receive indemnification under the DGCL and the nature of expenses and other amounts that may be indemnified thereunder.

     The affirmative vote of the holders of a majority of the shares of the Common Stock, will be required to approve this amendment to the Company's Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 1.



                                       4.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of December 31, 1997, by: (i) each director;
(ii) each of the executive officers employed by the Company in that capacity on December 31, 1997; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock. Except as otherwise indicated, the address of each holder identified below is in care of the Company, 501 Washington Street, 5th Floor, San Diego, California 92103.


                                                                                     BENEFICIAL OWNERSHIP (1)
                                                                                 --------------------------------
                                                                                 NUMBER OF
BENEFICIAL OWNER                                                                 SHARES(1)       PERCENT OF TOTAL
-------------------------------------------------------------------------        ---------       ----------------
Persons and entities affiliated with Proactive
     Investment Managers, L.P. (2).......................................        1,307,458             18.6%
     50 Osgood Place, Penthouse
     San Francisco, CA  94133

Jon D. Gruber (2)........................................................        1,192,283             17.1%
     50 Osgood Place, Penthouse
     San Francisco, CA  94133

J. Patterson McBaine (2).................................................        1,168,083             16.7%
     50 Osgood Place, Penthouse
     San Francisco, CA  94133

Charles C. McGettigan (2)................................................          701,836             10.0%
     50 Osgood Place, Penthouse
     San Francisco, CA  94133

Myron A. Wick III (2)....................................................          632,836              9.1%
     50 Osgood Place, Penthouse
     San Francisco, CA  94133

Allen Tepper (3).........................................................        1,013,281             14.4%

Mark P. Clein (4)........................................................          223,000              3.1%

Susan D. Erskine (5).....................................................          141,919              2.0%

Fred D. Furman (6).......................................................          105,937              1.5%

Daniel L. Frank (7)......................................................           66,000               *

Eugene D. Hill, III (8)..................................................           14,000               *

Richard A. Niglio (9)....................................................           66,000               *

Charles E. Galetto.......................................................                0               --

All executive officers and directors as a group
     (9 persons) (10)....................................................        2,331,973             30.3%

------------------
* Less than one percent.



                                       5.

(1) Applicable percentages of ownership are based on 6,925,819 shares of Common Stock outstanding on December 31, 1997, adjusted as required by rules promulgated by the Securities and Exchange Commission (the "SEC"). This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G (if any) filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the percentage ownership of such person, but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person.

(2) Charles C. McGettigan, a director of the Company since 1992, Myron A. Wick III, J. Patterson McBaine and Jon D. Gruber are general partners of Proactive Investment Managers, L.P. Proactive Investment Managers, L.P. is the General Partner of Proactive Partners, L.P. and Fremont Proactive Partners, L.P. Shares beneficially owned include (i) 26,500 shares held by Proactive Investment Managers, L.P. (which include 26,500 shares issuable pursuant to a warrant exercisable within 60 days of December 31, 1997),
     (ii) 561,470 shares held by Proactive Partners, L.P. (which include 26,500 shares issuable pursuant to a warrant exercisable within 60 days of December 31, 1997), (iii) 42,041 shares held by Fremont Proactive Partners, L.P., (iv) 71,825 shares held by Mr. McGettigan (which include 64,500 shares issuable pursuant to options exercisable within 60 days of December 31, 1997), (v) 497,547 shares held by entities controlled by Messrs. Gruber and McBaine (which include (A) 423,247 shares held by Lagunitas Partners L.P., a limited partnership of which an entity controlled by Messrs. Gruber and McBaine is the controlling general partner, (B) 21,000 shares held by Gruber & McBaine International, a corporation, and over which Messrs. Gruber and McBaine have voting and investment power and (C) 53,300 shares held in various accounts managed by an investment advisor controlled by Messrs. Gruber and McBaine), (vi) 40,525 shares held by Mr. McBaine (which include 1,500 shares over which Mr. McBaine has shared ownership with his wife, 1,000 shares held by Mr. McBaine's minor child who lives with Mr. McBaine and 2,000 shares held by Mr. McBaine's child, over which shares Mr. McBaine has voting and investment power), (vii) 64,725 shares held by Mr. Gruber (which include 46,600 shares over which Mr. Gruber shares ownership with his wife, 3,200 shares over which Mr. Gruber has sole voting and investment power as a trustee for a foundation, 4,000 shares over which Mr. Gruber has sole voting and investment power as a trustee of accounts for the benefit of his children and 500 shares held by his wife) and (viii) 2,825 shares held by Mr. Wick. Proactive Investment Managers, L.P. and Messrs. McGettigan, Wick, McBaine and Gruber, as general partners of Proactive Investment Managers, L.P., share voting and investment power of the shares and may be deemed to be beneficial owners of the shares held by Proactive Partners, L.P. and Fremont Proactive Partners, L.P. Messrs. McGettigan, Wick, McBaine and Gruber disclaim beneficial ownership of any shares held by Proactive Investment Managers, L.P., Proactive Partners, L.P., Fremont Proactive Partners, L.P. or other entities they control or for which they exercise voting and investment power as described above,



                                       6.

     except to the extent of their respective interests in such shares arising from their pecuniary interest in such partnerships.

(3) Includes 9,076 shares held by Mr. Tepper, 875,033 shares held by Mr. Tepper, as Trustee FBO Tepper Family Trust (the "Family Trust"), 15,000 shares held by Mr. Tepper and Ms. Tepper as Trustees FBO The Tepper 1996 Charitable Remainder Trust UA DTD 11/19/96 (the "Charitable Remainder Trust"), and 114,172 shares issuable pursuant to options exercisable within 60 days of December 31, 1997.

(4) Includes 200,000 shares issuable pursuant to options exercisable within 60 days of December 31, 1997.

(5) Includes 87,566 shares issuable pursuant to options exercisable within 60 days of December 31, 1997 and 7,000 shares held by Ms. Erskine's spouse, William N. Erskine, who has sole voting and dispositive power over such shares and as to which Ms. Erskine disclaims beneficial ownership.

(6) Includes 70,000 shares issuable pursuant to an outstanding warrant and 35,937 shares issuable pursuant to options exercisable within 60 days of December 31, 1997.

(7) Includes 64,500 shares issuable pursuant to options exercisable within 60 days of December 31, 1997.

(8) Includes 14,000 shares issuable pursuant to options exercisable within 60 days of December 31, 1997.

(9) Includes 64,500 shares issuable pursuant to options exercisable within 60 days of December 31, 1997.

(10) Includes 768,175 shares of Common Stock issuable pursuant to exercise of outstanding options and warrants within 60 days of December 31, 1997, as described in the notes above, as applicable.

                                  OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.


                                        By Order of the Board of Directors

                                        /s/ Allen Tepper
                                        -----------------------------------
                                        Allen Tepper, Chairman of the Board
                                        and Chief Executive Officer

February 2, 1998



                                       7.

                                   APPENDIX A

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                 PMR CORPORATION



     PMR CORPORATION, a corporation organized and existing under the laws of the state of Delaware, hereby certifies as follows:

          1. The name of the corporation is PMR Corporation (the "Corporation").

          2. The date of the filing of the Corporation's original Certificate of Incorporation with the Secretary of State of Delaware was January 8, 1988 under the name Zaron Capital, Inc.

          3. The Certificate of Incorporation of this Corporation is hereby amended and restated to read as follows:

                                   ARTICLE I.

     The name of this Corporation is PMR CORPORATION.

                                   ARTICLE II.

     The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                                  ARTICLE III.

     The name of the registered agent in Delaware at such address is The Corporation Trust Company.

                                   ARTICLE IV.

     The purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.



                                       1.

                                   ARTICLE V.

     A. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of stock which the Corporation is authorized to issue is twenty million (20,000,000) shares, of which nineteen million (19,000,000) shares shall be Common Stock, each having a par value of one cent ($.01) per share and one million (1,000,000) shares shall be Preferred Stock, each having a par value of one cent ($.01) per share.

     B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a "Preferred Stock Designation") pursuant to the Delaware General Corporation Law, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                   ARTICLE VI.

     All of the powers of this Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors are hereby conferred upon the Board of Directors of this Corporation. In furtherance and not in limitation of that power, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time Bylaws of this Corporation, subject to the right of stockholders entitled to vote with respect thereto to adopt, alter, amend and repeal Bylaws by the Board of Directors; provided, however, that Bylaws shall not be adopted, altered, amended or repealed by the stockholders of the Corporation except by the affirmative vote of the holders of two-thirds of the combined voting power of the then outstanding shares of stock entitled to vote on any proposed amendment to the Bylaws.

                                  ARTICLE VII.

     A. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the Delaware



                                       2.

General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extend permitted by Delaware General Corporation Law, as so amended.

     B. Any repeal or modification of this Article VII shall be prospective and shall not affect the rights under this Article VII in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                  ARTICLE VIII.

     The Corporation may indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim, to the fullest extent permitted by the Delaware General Corporation Law, as amended from time to time. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise, against any such expense, liability or loss, to the fullest extent permitted by the Delaware General Corporation Law.

                                   ARTICLE IX.

     Amendments to the Certificate of Incorporation of the Corporation shall require the affirmative vote of the holders of two-thirds of the combined voting power of the then outstanding shares of stock entitled to vote on any proposed amendment to the Certificate of Incorporation. Notwithstanding the foregoing, in the event that a resolution to amend the Certificate of Incorporation of the Corporation is adopted by the affirmative vote of at least eighty percent (80%) of the Board of Directors, approval of the amendment shall only require the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of stock entitled to vote generally on such amendment, voting together as a single class.



                                       3.

                                   ARTICLE X.

     A. Except as otherwise fixed by or pursuant to provisions hereof relating to the rights of the holders of any class or series of stock having a preference over common stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, the number of Directors of the Corporation shall be fixed from time to time by affirmative vote of a majority of the Directors then in office. The Directors, other than those who may be elected by the holders of any classes or series of stock having a preference over the common stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the Bylaws of the Corporation, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1997, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1998, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1999, with each class to hold office until its successor is elected and qualified. At each annual meeting of the stockholders of the Corporation after 1996, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Election of directors need not be by written ballot unless so provided in the Bylaws of the Corporation.

     B. Except as otherwise fixed by or pursuant to provisions hereof relating to the rights of the holders of any class or series of stock having a preference over common stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent director.

     C. Except as otherwise fixed by or pursuant to provisions hereof relating to the rights of the holders of any class or series of stock having a preference over common stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, any Director may be removed from office only for cause and only by the affirmative vote of the holders of two-thirds of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.



                                       4.

     D. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the consent of the Board of Directors shall be required to alter, amend, or adopt any provisions inconsistent with or repeal this Article X.

                                      * * *

          4. This Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors of this Corporation.

          5. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law by the board of directors and the stockholders of the Corporation. The total number of outstanding shares entitled to vote or act by written consent was 6,925,819 shares of Common Stock. A majority of the outstanding shares of Common Stock approved this Amended and Restated Certificate of Incorporation by written consent in accordance with
Section 228 of the Delaware General Corporation Law and written notice of such was given by the Corporation in accordance with said Section 228.



                                       5.

     IN WITNESS WHEREOF, said PMR Corporation has caused this Certificate to be signed by its Chief Executive Officer, Allen Tepper, and attested to by its Secretary, Susan D. Erskine, this ___day of __________, 1998.


                                        -----------------------------------
                                        Allen Tepper
                                        Chief Executive Officer

Attest:

-----------------------------------
Susan D. Erskine
Secretary



                                       6.

                                 PMR CORPORATION
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MARCH 5, 1998


     The undersigned hereby appoints Fred D. Furman and Susan D. Erskine, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of PMR Corporation which the undersigned may be entitled to vote at the Special Meeting of Stockholders of PMR Corporation to be held at the executive offices of PMR Corporation at 501 Washington Street, 5th Floor, San Diego, California on Thursday, March 5, 1998 at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 1.

PROPOSAL 1:    To approve an amendment to the Company's Restated Certificate of
               Incorporation to increase the authorized number of shares of Common Stock from 10,000,000 to 19,000,000 shares and to clarify certain provisions of the Restated Certificate of Incorporation relating to the issuance of Preferred Stock, limitation of directors' personal liability and indemnification of agents, as set forth in the Proxy Statement.

         |_|    FOR          |_|   AGAINST          |_|     ABSTAIN

                   (Continued and to be signed on other side)

                           (Continued from other side)

DATED
     ------------------------------     -----------------------------------

                                        -----------------------------------
                                                   SIGNATURE(S)



                                        Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.



PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.